Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2010, with respect to the consolidated financial statements included in the Annual Report of ICx Technologies, Inc. on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of ICx Technologies, Inc. on Form S-8 (File No. 333-147293, effective November 9, 2007).

/s/    GRANT THORNTON LLP

Oklahoma City, Oklahoma

March 31, 2010